UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 6, 2010

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive,
Building 3
Austin, Texas 78717

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 6, 2010, HealthTronics, Inc. (the “Company”) issued a press release updating guidance related to the financial impact of the acquisition of Endocare, Inc. for the quarter ended December 31, 2009 and for 2010. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8 K.

        The Company undertakes no duty or obligation to publicly update or revise the information contained in the press release, although the Company may do so from time to time as the Company’s management believes it is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

        Certain projections regarding the Company’s future performance referenced in the press release are forward-looking statements. These projections are based on currently available competitive, financial, and economic data, along with the Company’s operating plans, and are subject to future events and uncertainties. Among the events and uncertainties that could adversely affect future periods are: the risk that the operations of Endocare, Inc. will not be successfully integrated; the risk that the Company’s expected cost savings and other synergies from the acquisition of Endocare may not be fully realized, realized at all or take longer to realize than anticipated; the Company’s inability to establish or maintain relationships with physicians and hospitals; the impact of healthcare regulatory developments and changes; the inability of healthcare providers to obtain reimbursement for use of the Company’s current or future products or services; competition or technological change that impacts the market for the Company’s products; difficulty in managing the Company’s growth; and other factors described in the Company’s periodic reports filed with the SEC. In addition to the above cautionary statements, all forward-looking statements contained herein should be read in conjunction with the Company’s SEC filings, including the risk factors described therein, and other public announcements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated January 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: January 12, 20109	By:	/s/ Richard A. Rusk

	Name: Title:	Richard A. Rusk Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Press release dated January 6, 2010.